Exhibit 99.1
The table below reflects the realignment of the Company’s disaggregated revenue presentation described in Item 7.01 of this Form 8-K:

	2019	2020					2021
	FY	Q1	Q2	Q3	Q4	FY	Q1	Q2
North America
Angi Ads and Leads:
Consumer connection revenue(a)	$867,307	$208,605	$242,015	$244,184	$204,371	$899,175	$221,430	$240,016
Advertising revenue(b)	214,259	55,296	55,219	56,217	59,773	226,505	60,747	62,608
Membership subscription revenue(c)	92,975	20,227	18,823	17,760	17,263	74,073	16,882	17,065
Other revenue	23,844	7,084	9,138	8,922	7,992	33,136	7,278	7,431
Total Angi Ads and Leads revenue	1,198,385	291,212	325,195	327,083	289,399	1,232,889	306,337	327,120
Angi Services revenue(d)	51,507	32,920	32,222	45,143	52,254	162,539	54,704	72,825
Total North America revenue	1,249,892	324,132	357,417	372,226	341,653	1,395,428	361,041	399,945
Europe
Consumer connection revenue(e)	59,611	15,689	13,945	14,006	14,052	57,692	22,351	17,345
Service professional membership subscription revenue	14,231	3,299	3,215	3,278	3,299	13,091	3,328	3,331
Advertising and other revenue	2,471	530	484	403	297	1,714	309	367
Total Europe revenue	76,313	19,518	17,644	17,687	17,648	72,497	25,988	21,043
Total revenue	$1,326,205	$343,650	$375,061	$389,913	$359,301	$1,467,925	$387,029	$420,988
(a)    Includes fees paid by service professionals for consumer matches.
(b)    Includes revenue from service professionals under contract for advertising.
(c)    Includes membership subscription revenue from service professionals and consumers.
(d)    Includes revenue from pre-priced offerings.
(e)    Includes fees paid by service professionals for consumer matches.

Below are the updated defined terms for Angi Ads and Leads revenue and Angi Services revenue:

•Angi Ads and Leads Revenue primarily reflects domestic ads and leads revenues, including consumer connection revenue for consumer matches, revenue from service professionals under contract for advertising and membership subscription revenue from service professionals and consumers.

•Angi Services Revenue primarily reflects domestic revenue from pre-priced offerings by which the consumer purchases services directly from the Company and the Company engages a service professional to perform the service and includes the Total Home Roofing acquisition, which closed on July 1, 2021.